                                                                    Exhibit 99.1



NEUBERGER BERMAN INC.
605 Third Avenue
New York, NY 10158-3698
Tel 212.476.9000

                                                         [NEUBERGER BERMAN LOGO]




FOR IMMEDIATE RELEASE

CONTACT:
Robert Matza
Executive Vice President
Chief Operating Officer
Neuberger Berman
(212) 476-9808


                        NEUBERGER BERMAN'S FIRST QUARTER
                  NET INCOME $34.2 MILLION, OR $0.69 PER SHARE

                    $54.8 BILLION IN ASSETS UNDER MANAGEMENT
            REFLECTS RECORD $22.8 BILLION IN PRIVATE ASSET MANAGEMENT

            MUTUAL FUND AND SUB-ADVISED ACCOUNTS HAS NET CASH INFLOWS
                       FOR THE FOURTH CONSECUTIVE QUARTER

     HIGH NET WORTH SALES FORCE GENERATES RECORD $400 MILLION IN NEW ASSETS



NEW YORK, April 19, 2001...Neuberger Berman (NYSE: NEU) today reported net income of $34.2 million, or $0.69 per share (diluted) and $0.70 per share (basic), for the first quarter ended March 31, 2001. These figures reflect a charge of approximately $0.01 per share related to severance payments incurred as a result of limited and selective personnel reductions. In the prior year period, net operating income was $34.1 million, or $0.69 per share, excluding a financial statement tax benefit of $6.1 million, or $0.12 per share, related to the change in the Company's stock price in connection with the Employee Defined Contribution Stock Incentive Plan.

Cash earnings for the quarter, which exclude non-cash items such as deferred taxes and depreciation and amortization, were $35.9 million, or $0.72 per share (diluted) and $0.74 per share (basic). This compares with cash earnings of $36.5 million, or $0.74 per share, in the 2000 period.

Net revenues after interest expense for the quarter were $154.8 million, down slightly from the 2000 period, reflecting an increase of 6.5% in investment advisory and administrative fees which was offset by declines in other revenue sources. Assets under management at quarter-end were $54.8 billion, down 1.2% from $55.5 billion at both March 31, 2000 and year-end 2000.

The Company's common stock repurchase program continued with the purchase in the quarter of 119,100 shares for approximately $8 million. Since the inception of the program, 1,378,158 shares have been repurchased for approximately $51 million, and an authorization of $74 million remains outstanding.

SOLID RESULTS IN A VOLATILE MARKET
----------------------------------

Jeffrey B. Lane, President and Chief Executive Officer of Neuberger Berman, said, "In a quarter marked by further chaotic conditions in the securities markets, Neuberger Berman continues to produce solid results. I believe we are demonstrating prudent control over the non-market-related aspects of our business - over those factors that we are able to control directly. These include keeping a tight rein on operating expenses, which were less than 1%


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



higher than in last year's quarter. Most important, we continue to deliver on our commitments to grow assets, to steadily improve investment performance relative to good or bad market environments, to diversify our products and capabilities, and to achieve and sustain positive cash flows.

"I am particularly pleased with the performance of our Private Asset Management sales force, which generated $400 million of new assets in a single quarter versus $807 million in all of last year, and with our fourth consecutive quarter of net cash inflows in the Mutual Fund and Sub-Advised Accounts business. To have accomplished all this, not only throughout the past year but also in this very difficult quarter, is outstanding.

"Further, I would again point out that the difficulty of the current environment could prove to be a positive factor in Neuberger Berman's future growth. The steep declines experienced by countless individual investors in the value of their portfolios over the recent past may well serve as an inducement for them to seek professional help with the investment process. We intend to aggressively pursue opportunities to provide such guidance to a greater universe of clients, both individuals and institutions, in the coming years."

                            PRIVATE ASSET MANAGEMENT

             NET REVENUES: $75.9 MILLION VS. $73.5 MILLION, UP 3.1%
            PRETAX INCOME: $36.2 MILLION VS. $36.7 MILLION, DOWN 1.3%

Assets under management in this segment - which accounted for 49% of net revenues and over 61% of pretax income in the quarter - reached a record $22.8 billion at quarter-end. This represents a 2.5% increase from $22.2 billion in the prior year period and a rise of 1.2% from $22.5 billion at December 31, 2000. The increase was achieved despite severe declines in the securities markets. Portfolio performance continued to be good, with the segment significantly outperforming the S&P 500 Index.

Key drivers of the segment's continuing growth in assets include improved cash flow as a result of solid investment performance, the addition of investment professionals with existing client relationships, and the successful efforts of the national sales force. These 38 Client Consultants generated $400 million in new assets in the quarter, almost half the amount generated in all of last year. In addition, as previously announced, three experienced money management teams recently joined Neuberger Berman from other institutions. These teams have added nearly $1.0 billion in assets under management to the segment, net of approximately $500 million of institutional assets allocated to the Mutual Fund and Institutional segment, through the end of the quarter.

Also, on February 27, 2001, the Company completed its announced acquisition of Executive Monetary Management, which provides wealth management services to high net worth


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



individuals and families. EMM's clients, as of quarter-end, had in the aggregate approximately $1.7 billion of investable assets. It is expected that the combination will allow EMM to expand its products and services, as well as its client base, while EMM's expertise will strengthen Neuberger Berman's presence in the highly specialized market of upper echelon wealth.

Also as announced, the Company was granted a national bank charter in the quarter and launched the Neuberger Berman National Trust Company, headquartered in Seattle, Washington. Albert C. Bellas, former Managing Director of OFFITBANK, was named Chairman of the Neuberger Berman Trust Group. Providing clients with a wide range of sophisticated trust services should become an increasingly important aspect of the Company's business in the coming years.

                          MUTUAL FUND AND INSTITUTIONAL

            NET REVENUES: $55.2 MILLION VS. $55.4 MILLION, DOWN 0.4% PRETAX INCOME: $19.3 MILLION VS. $17.0 MILLION, UP 13.9%


Assets under management in this segment were $32.0 billion at quarter-end, down 3.7% from $33.3 billion in the prior year period and down 2.9% from $33.0 billion at December 31, 2000. The figures include $192 million in assets from the completion of the announced acquisition of a small capitalization blend fund, the Fasciano Fund, on March 23, 2001. The drop in assets resulted principally from declines in the securities markets, which also accounted for mixed results in mutual fund performance. Despite the erratic market conditions, the segment experienced net cash inflows of $905 million in the quarter, which included approximately


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



$500 million related to the addition of a money management team and $192 million from the Fasciano acquisition. This compared to net cash outflows of $1.2 billion in the prior year period and $10 million in the previous quarter.

Other positive developments in the segment included the following:

o The Mutual Fund and Sub-Advised Accounts business experienced net cash inflows of $233 million, excluding the acquisition of the Fasciano Fund, for the quarter versus net cash outflows of $482 million in the prior year period. Although this was down from the $660 million in net cash inflows for the previous quarter, it represents the fourth consecutive quarter of net cash inflows for this business.

o The Consultant Services Group (wrap accounts) had net cash inflows of $205 million and for the first time exceeded $2 billion in assets under management. This compares with net cash outflows of $74 million in the prior year period and $49 million in the previous quarter. The Company has relationships with three of the four largest sponsors of wrap account programs and is actively marketing its capabilities in this business.

                        PROFESSIONAL SECURITIES SERVICES

            NET REVENUES: $25.7 MILLION VS. $26.7 MILLION, DOWN 3.8% PRETAX INCOME: $8.5 MILLION VS. $10.1 MILLION, DOWN 15.6%


The decline in net revenues in the quarter is primarily attributable to lower revenues from principal transactions because of the steep drop in the Nasdaq market. The Professional


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



Investor Clearing Services business continues to be strong, and the Company is marketing this capability very actively, as it provides an important source of recurring revenues.

                                    CORPORATE

Corporate includes various expenses, including administrative costs, that are not attributable to the activities of any business segment. The net loss after interest expense in the quarter reflects the decrease in value of the corporate investment in our mutual funds.



                                      * * *

Neuberger Berman is an investment advisory company that has provided clients with a broad range of investment products, services and strategies for more than 60 years. The Company engages in private asset management, wealth management services, tax planning and personal and institutional trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.


Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company's products' performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.


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

NEUBERGER BERMAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE PERIODS ENDING
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED                    FAV (UNFAV)
                                              ----------------------------------------  ------------------------
                                                                                               CHANGE FROM
                                                                                        ------------------------
                                               MARCH 31,  DECEMBER 31,       MARCH 31,  DECEMBER 31,   MARCH 31,
                                                 2001        2000              2000         2000         2000
                                              ----------  ------------      ----------  ------------  ----------
REVENUES:
Investment advisory and administrative fees   $ 103,292   $   101,268       $  96,951          2.0%       6.5%
Commissions                                      36,693        40,341          39,828         (9.0%)     (7.9%)
Interest                                         57,708        61,581          51,025         (6.3%)     13.1%
Principal transactions in securities                559          (925)          5,076        160.4%     (89.0%)
Clearance fees                                    3,814         3,441           3,622         10.8%       5.3%
Other income                                        577         2,195             838        (73.7%)    (31.1%)
                                              ----------  ------------      ----------
        GROSS REVENUES                          202,643       207,901         197,340         (2.5%)      2.7%
Interest expense                                 47,811        50,426          41,928          5.2%     (14.0%)
                                              ----------  ------------      ----------
        NET REVENUES AFTER INTEREST EXPENSE     154,832       157,475         155,412         (1.7%)     (0.4%)
                                              ----------  ------------      ----------

OPERATING EXPENSES:
Employee compensation and benefits               65,572        58,977          65,933        (11.2%)      0.5%
Information technology                            5,450         6,196           5,221         12.0%      (4.4%)
Rent and occupancy                                4,625         4,655           4,164          0.6%     (11.1%)
Brokerage, clearing and exchange fees             2,702         3,023           2,843         10.6%       5.0%
Advertising and sales promotion                   2,546         4,286           2,452         40.6%      (3.8%)
Distribution and fund administration              4,371         4,794           4,392          8.8%       0.5%
Professional fees                                 1,964         3,335           2,277         41.1%      13.7%
Depreciation and amortization                     2,771         3,211           2,460         13.7%     (12.6%)
Other expenses                                    5,775         5,877           5,452          1.7%      (5.9%)
                                              ----------  ------------      ----------
        TOTAL OPERATING EXPENSES                 95,776        94,354          95,194         (1.5%)     (0.6%)
                                              ----------  ------------      ----------
        NET INCOME BEFORE TAXES                  59,056        63,121          60,218         (6.4%)     (1.9%)
Provision for income taxes                       24,822        26,976          19,977 (1)      8.0%     (24.3%)
                                              ----------  ------------      ----------
        NET INCOME                            $  34,234   $    36,145       $  40,241         (5.3%)    (14.9%)
                                              ==========  ============      ==========

NET INCOME PER COMMON SHARE
        Net income per share - Basic          $    0.70   $      0.74       $    0.81
                                              ==========  ============      ==========
        Net income per share - Diluted        $    0.69   $      0.73       $    0.81
                                              ==========  ============      ==========
CASH EARNINGS PER COMMON SHARE
        Cash earnings per share - Basic       $    0.74   $      0.79 (2)   $    0.74
                                              ==========  ============      ==========
        Cash earnings per share - Diluted     $    0.72   $      0.78 (2)   $    0.74
                                              ==========  ============      ==========
 Weighted average common shares
        outstanding - Basic                      48,778        48,804          49,476
                                              ==========  ============      ==========
 Weighted average common shares
        outstanding - Diluted                    49,779        49,743          49,476
                                              ==========  ============      ==========

NOTE 1: Provision for income taxes for the three months ended March 31, 2000 reflects a financial statement tax benefit of $6,097 related to the change in the price of the Company's common stock from December 31, 1999 to March 31, 2000, in connection with the Company's Employee Defined Contribution Stock Incentive Plan.

NOTE 2: Cash earnings per common share for the three months ended December 31, 2000, has been revised to reflect presentation consistent with current period reporting.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL DATA (UNAUDITED)
FOR THE PERIODS ENDING
(IN THOUSANDS)

                                                                THREE MONTHS ENDED                            FAV (UNFAV)
                                               --------------------------------------------------   --------------------------------
                                                                                                             CHANGE FROM
                                                                                                    --------------------------------
                                                 MARCH 31,       DECEMBER 31,       MARCH 31,        DECEMBER 31,       MARCH 31,
                                                    2001           2000 (1)          2000 (1)            2000             2000
                                               ---------------   --------------   ---------------   ---------------   --------------
PRIVATE ASSET MANAGEMENT
NET REVENUES AFTER INTEREST EXPENSE                  $ 75,850         $ 76,460          $ 73,539             (0.8%)            3.1%

NET INCOME BEFORE TAXES                              $ 36,218         $ 38,239          $ 36,685             (5.3%)           (1.3%)

MUTUAL FUND & INSTITUTIONAL
NET REVENUES AFTER INTEREST EXPENSE                  $ 55,165         $ 55,827          $ 55,399             (1.2%)           (0.4%)

NET INCOME BEFORE TAXES                              $ 19,309         $ 18,716          $ 16,952              3.2%            13.9%

PROFESSIONAL SECURITIES SERVICES
NET REVENUES AFTER INTEREST EXPENSE                  $ 25,681         $ 27,552          $ 26,686             (6.8%)           (3.8%)

NET INCOME BEFORE TAXES                              $  8,511         $ 11,597          $ 10,085            (26.6%)          (15.6%)

CORPORATE
NET LOSS AFTER INTEREST EXPENSE                      $ (1,864)        $ (2,364)         $   (212)            21.2%          (779.2%)

NET LOSS BEFORE TAXES                                $ (4,982)        $ (5,431)         $ (3,504)             8.3%           (42.2%)

TOTAL
NET REVENUES AFTER INTEREST EXPENSE                  $154,832         $157,475          $155,412             (1.7%)           (0.4%)

NET INCOME BEFORE TAXES                              $ 59,056         $ 63,121          $ 60,218             (6.4%)           (1.9%)


NOTE 1: Segment financial data for prior periods have been reclassified to reflect presentation consistent with current period segment reporting.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
ASSETS UNDER MANAGEMENT
FOR THE PERIODS ENDING
(IN MILLIONS)

                                                             THREE MONTHS ENDED                               FAV (UNFAV)
                                              --------------------------------------------------   --------------------------------
                                                                                                              CHANGE FROM
                                                                                                   --------------------------------
                                                MARCH 31,        DECEMBER 31,       MARCH 31,       DECEMBER 31,       MARCH 31,
                                                  2001              2000              2000             2000              2000
                                              --------------   ---------------   ---------------   --------------   ---------------
PRIVATE ASSET MANAGEMENT

ASSETS UNDER MANAGEMENT (1) (2)               $      22,777    $       22,510    $       22,214             1.2%              2.5%
MARKET FLOWS (1) (2)
      Net additions                           $       1,412    $        1,082    $           37
      Market appreciation (depreciation)             (1,145)             (858)              638
                                              --------------   ---------------   ---------------
      Total increase                          $        267     $         224     $         675
                                              ==============   ===============   ===============

MUTUAL FUND & INSTITUTIONAL

EQUITY SEPARATE ACCOUNTS
ASSETS UNDER MANAGEMENT                       $       6,415    $        6,402    $        6,268             0.2%              2.3%
MARKET FLOWS
      Net additions (withdrawals)             $         356    $         (172)   $         (324)
      Market appreciation (depreciation)               (343)              (42)              135
                                              --------------   ---------------   ---------------
      Total increase (decrease)               $          13    $         (214)   $         (189)
                                              ==============   ===============   ===============

FIXED INCOME SEPARATE ACCOUNTS
ASSETS UNDER MANAGEMENT                       $       5,310    $        5,298    $        5,717             0.2%             (7.1%)
MARKET FLOWS
      Net withdrawals                         $         (81)   $         (449)   $         (315)
      Market appreciation                                93               183               107
                                              --------------   ---------------   ---------------
      Total increase (decrease)                        $ 12            $ (266)           $ (208)
                                              ==============   ===============   ===============

CONSULTANT SERVICES GROUP
ASSETS UNDER MANAGEMENT                       $       2,002    $        1,796    $        1,764            11.5%             13.5%
MARKET FLOWS
      Net additions (withdrawals)             $         205    $          (49)   $          (74)
      Market appreciation (depreciation)                  1                44                (2)
                                              --------------   ---------------   ---------------
      Total increase (decrease)               $         206    $           (5)   $          (76)
                                              ==============   ===============   ===============

MUTUAL FUND AND SUB-ADVISED ACCOUNTS
ASSETS UNDER MANAGEMENT (1) (3)               $      18,298    $       19,480    $       19,507            (6.1%)            (6.2%)
MARKET FLOWS (1) (3)
      Net additions (withdrawals)             $         425    $          660    $         (482)
      Market appreciation (depreciation)             (1,607)           (1,413)            1,351
                                              --------------   ---------------   ---------------
      Total increase (decrease)               $      (1,182)   $         (753)   $          869
                                              ==============   ===============   ===============

SUB-TOTAL MUTUAL FUND & INSTITUTIONAL
ASSETS UNDER MANAGEMENT (1)                   $      32,025    $       32,976    $       33,256            (2.9%)            (3.7%)
MARKET FLOWS (1)
      Net additions (withdrawals)             $         905    $          (10)   $       (1,195)
      Market appreciation (depreciation)             (1,856)           (1,228)            1,591
                                              --------------   ---------------   ---------------
      Total increase (decrease)               $        (951)   $       (1,238)   $          396
                                              ==============   ===============   ===============

TOTAL
ASSETS UNDER MANAGEMENT                       $      54,802    $       55,486    $       55,470            (1.2%)            (1.2%)
MARKET FLOWS
      Net additions (withdrawals)             $       2,317    $        1,072    $       (1,158)
      Market appreciation (depreciation)             (3,001)           (2,086)            2,229
                                              --------------   ---------------   ---------------
      Total increase (decrease)               $        (684)   $       (1,014)   $        1,071
                                              ==============   ===============   ===============


NOTE 1: Segment assets under management and related market flows for prior periods have been reclassified to reflect presentation consistent with current period segment reporting.

NOTE 2: As of March 31, 2001, Private Asset Management includes $49 million of assets invested in EMM's Fund of Funds product.

NOTE 3: As of March 31, 2001, Mutual Fund and Sub-Advised Accounts includes $79 million of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds, a decrease of $9 million from the prior quarter.


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